EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to Rule 13a-14(b)/15d-14(b) and Section 1350

I, James A. Konrath, Chief Executive Officer of Accredited Mortgage Loan REIT Trust (the “Registrant”), do hereby certify in accordance with Rule 13a-14(b)/15d-14(b), that:

(1) the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 9, 2006

By:	/s/ JAMES A. KONRATH
James A. Konrath
Chairman of the Board and Chief Executive Officer